Exhibit 5.1

CONTACTS:

     Media:                Investors:           Andrew Baer
     Johnann McIlwain      John Alderfer        Josh Pekarsky
     Alliance Gaming       Alliance Gaming      Kekst and Company
     (702) 435-4200        (702) 435-4200       (212) 593-2655



                                          FOR IMMEDIATE RELEASE



        ALLIANCE GAMING EXTENDS BALLY GAMING TENDER OFFER

LAS VEGAS, NEVADA, August 25, 1995 -- Alliance Gaming Corporation (NASDAQ:ALLY) announced today that pursuant to its previously announced August 14th agreement with Bally Gaming International, Inc. and WMS Industries, Inc., it has extended the expiration of its currently pending tender offer for shares of Bally Gaming until September 12, 1995.

As of 12:00 midnight New York time, August 24, 1995, 1,296,659 shares had been validly tendered into the offer. This does not include the one million shares already owned by Alliance Gaming.






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